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FIRST BANCSHARES, INC.
142 East First Street
Mountain Grove, Missouri 65711

September 27, 2011

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of First Bancshares, Inc., to be held on Friday, October 28, 2011 at 1:00 p.m., Central Time, at the Days Inn located at 300 East 19th Street, Mountain Grove, Missouri.

The Notice of Annual Meeting of Stockholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting.  During the meeting, we will also report on our operations and respond to appropriate questions from stockholders.

I, along with the other members of the Board of Directors, look forward to greeting you personally at the annual meeting.  However, whether or not you plan to attend personally and regardless of the number of shares you own, it is important that your shares be represented.  You are urged to promptly sign, date and mail the enclosed proxy in the postage-paid envelope provided for your convenience or vote by telephone or over the Internet.  This will not prevent you from voting in person at the meeting but will assure that your vote is counted if you are unable to attend.

Very truly yours,

/s/R. Bradley Weaver

R. Bradley Weaver
Chairman and Chief Executive Officer

FIRST BANCSHARES, INC.
142 East First Street
Mountain Grove, Missouri 65711
Telephone: (417) 926-5151

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, OCTOBER 28, 2011

Notice is hereby given that the annual meeting of stockholders of First Bancshares, Inc. will be held on Friday, October 28, 2011 at 1:00 p.m., Central Time, at the Days Inn located at 300 East 19th Street, Mountain Grove, Missouri, for the following purpose:

Proposal 1:	The election of two directors to serve until the 2014 annual meeting of stockholders or until their respective successors are duly elected and qualified.

We will also consider and act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.  As of the date of this notice, we are not aware of any other business to come before the meeting.

The Board of Directors has fixed the close of business on September 6, 2011 as the record date for the annual meeting.  This means that stockholders of record at the close of business on that date are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

By Order of the Board of Directors

/s/Shannon Peterson

SHANNON PETERSON
Secretary

Mountain Grove, Missouri
September 27, 2011

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the annual meeting in person, you are requested to complete, date, sign and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States. Alternatively, you may vote by telephone or over the Internet, following the instructions on the proxy card.  If you attend the annual meeting, you may vote in person if you wish, even if you have previously voted.

PROXY STATEMENT
OF
FIRST BANCSHARES, INC.
142 East First Street
Mountain Grove, Missouri 65711
Telephone: (417) 926-5151

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 28, 2011

The Board of Directors of First Bancshares, Inc. is using this proxy statement to solicit proxies from our stockholders for use at the annual meeting of stockholders.  We are first mailing this proxy statement and the enclosed form of proxy to our stockholders on or about September 27, 2011.

The information provided in this proxy statement relates to First Bancshares, Inc. and its wholly-owned subsidiary, First Home Savings Bank.  First Bancshares, Inc. may also be referred to as “First Bancshares” and First Home Savings Bank may also be referred to as the “Bank.”  References to “we,” “us” and “our” refer to First Bancshares and, as the context requires, First Home Savings Bank.

INFORMATION ABOUT THE ANNUAL MEETING

Date, Time and Place of Annual Meeting

Our annual meeting of stockholders will be held as follows:

Date:                       Friday, October 28, 2011
Time:                      1:00 p.m., Central Time
Place:                      Days Inn, 300 East 19th Street, Mountain Grove, Missouri 65711

Matters to Be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposal:

Proposal 1:      The election of two directors to serve until the 2014 annual meeting of stockholders.

We also will transact any other business that may properly come before the annual meeting.  As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on October 28, 2011

Our Proxy Statement and Annual Report to Stockholders are available at www.fhsb.com.  The following materials are available for review:

•	Proxy Statement;
•	Proxy card; and
•	Annual Report to Stockholders.

Directions to attend the annual meeting, where you may vote in person, can be found online at www.fhsb.com.

Who is Entitled to Vote?

You may vote at the annual meeting if you were the record owner of shares of our common stock at the close of business on September 6, 2011, which has been set as the record date.  At the close of business on the record date, there were 1,550,815 outstanding shares of our common stock, par value of $.01 per share.  You are entitled to one vote for each share of First Bancshares common stock you own, unless you own more than 10% of First Bancshares’ outstanding shares.  As provided in our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of First Bancshares’ outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all stockholders of record on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials.  You are a stockholder of record if your shares of First Bancshares’ common stock are held in your name.  If you are a beneficial owner of First Bancshares common stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions in the following question.

Shares of First Bancshares’ common stock can only be voted if the stockholder is present in person or by proxy at the annual meeting.  To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting.  You can always change your vote at the meeting if you are a stockholder of record.

Voting instructions are included on your proxy card.  You may vote by returning the proxy card by mail or by following the instructions on the proxy card for voting by telephone or over the Internet.  Shares of First Bancshares’ common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the stockholder’s instructions.  Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares “FOR” the election of each of our director nominees.  If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.  We do not currently expect that any other matters will be properly presented for action at the annual meeting.

You may receive more than one proxy card depending on how your shares are held.  For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children.  In this case, you will receive three separate proxy cards to vote.

What if My Shares Are Held in Street Name?

If you are the beneficial owner of shares held in street name by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions.  If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice.  In the case of non-discretionary items, shares not voted are treated as “broker non-votes.”  The proposal to elect directors described in this proxy statement is considered a non-discretionary item; therefore, you must provide instructions to your broker in order to have your shares voted in the election of directors.

If your shares are held in street name, you will need proof of ownership to be admitted to the annual meeting.  A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership.  If you want to vote your shares of common stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

How Will My Shares of Common Stock Held in the Employee Stock Ownership and 401(k) Plan Be Voted?

We maintain an employee stock ownership and 401(k) plan for the benefit of our employees.  If you participate in the employee stock ownership and 401(k) plan, the proxy card represents a voting instruction to the trustees of the plan as to the number of shares in your plan account.  If a plan participant properly executes the proxy card, the employee stock ownership and 401(k) plan trustees will vote the participant’s shares in accordance with the participant’s instructions.  Unallocated shares of First Bancshares common stock held by the employee stock ownership and 401(k)

plan and allocated shares for which voting instructions are not received will be voted by trustees in the same proportion as shares for which the trustees have received voting instructions.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted.  The presence at the meeting, in person or by proxy, of at least a majority of the shares of First Bancshares common stock entitled to vote at the annual meeting as of the record date will constitute a quorum.  Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the annual meeting, a majority of the stockholders present or represented by proxy may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meeting is adjourned for more than 90 days.  An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required for Approval

Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of First Bancshares common stock.  Accordingly, the two nominees for election as directors who receive the highest number of votes actually cast will be elected.  Pursuant to our Articles of Incorporation, stockholders are not permitted to cumulate their votes for the election of directors.  Votes may be cast for or withheld from each nominee.  Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the two nominees receiving the greatest number of votes will be elected.  Our Board of Directors unanimously recommends that you vote “FOR” the election of each of its director nominees.

Voting and Revocation of Proxies

You may vote your shares in person by attending the annual meeting, or by mailing us your completed proxy or voting by telephone or over the Internet if you are unable or do not wish to attend.  If a proxy card is submitted without instructions, the proxies will be voted “FOR” the director nominees.

You can revoke your proxy at any time before the vote is taken at the annual meeting by filing an instrument of revocation with Shannon Peterson, Secretary, First Bancshares, Inc., 142 East First Street, Mountain Grove, Missouri 65711.  You may also revoke your proxy by filing a duly executed proxy bearing a later date, by entering a new vote by telephone or over the Internet or by appearing at the annual meeting in person, notifying the Secretary, and voting by ballot at the annual meeting.  Any stockholder of record attending the annual meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Secretary) of a stockholder at the annual meeting will not constitute revocation of a previously given proxy.

If your shares are held in street name and you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 6, 2011, the voting record date, information regarding share ownership of:

•
those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of First Bancshares’ common stock other than directors and executive officers;

•	each director and director nominee of First Bancshares;

•	each executive officer of First Bancshares or First Home Savings Bank named in the Summary Compensation Table appearing under “Executive Compensation” below (known as “named executive officers”); and

•	all directors and executive officers of First Bancshares and First Home Savings Bank as a group.

Persons and groups who beneficially own in excess of five percent of First Bancshares’ common stock are required to file with the Securities and Exchange Commission (“SEC”), and provide a copy to us, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934.  To our knowledge, based on such filings, no other person or entity, other than those set forth below, beneficially owned more than five percent of the outstanding shares of First Bancshares’ common stock as of the close of business on September 6, 2011.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of any shares of common stock if he or she has voting and/or investment power with respect to those shares.  Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.  In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after September 6, 2011 are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person’s percentage ownership.  These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Name	Number of Shares Beneficially Owned (1)		Percent of Common Stock Outstanding (%)

Beneficial Owners of More Than 5%

Richard T. Gregg and Jenny D. Gregg (2)	143,744		9.57
2155 West Koryton Drive
Nixa, Missouri 65714

Mark E. Gardner (3) 1414 East Primrose, Suite 100 Springfield, Missouri 65804	105,704		6.82

Directors

D. Mitch Ashlock	3,000		0.19
R.J. Breidenthal, Jr.	6,000	(4)	0.39
Harold F. Glass	45,649	(5)	2.94
Billy E. Hixon	1,000		0.06
John G. Moody	8,100	(6)	0.52

Named Executive Officers

R. Bradley Weaver*	2,500		0.16
Thomas M. Sutherland*	10,708	(7)	0.69
Lannie E. Crawford	--		--
Dale W. Keenan	5,012	(8)	0.32
Ronald J. Walters	4,000		0.26

All Executive Officers and Directors as a Group (10 Persons)	85,969		5.51

(Footnotes appear on following page)

*Messrs. Weaver and Sutherland are also directors.
(1)
The amounts shown include the following number of shares which the indicated individuals have the right to acquire within 60 days of the close of business on September 6, 2011 through the exercise of stock options granted pursuant to our stock option plan: Messrs. Hixon and Sutherland, 1,000 shares each; Messrs. Keenan and Walters, 4,000 shares each.

(2)	Based on information disclosed in a Schedule 13D/A, dated October 2, 2008. According to this filing, Mr. and Mrs. Gregg have shared voting and dispositive power with respect to the shares reported.
(3)
Based on information disclosed in a Schedule 13D, dated September 16, 2011. According to this filing, Mr. Gardner has sole voting and dispositive power with respect to 37,850 shares and shared voting and dispositive power with respect to 67,854 shares.

(4)	Held jointly with his children.
(5)	Of these shares, 24,900 have been pledged.
(6)	Includes 5,100 shares held jointly with his wife.
(7)	Includes 1,006 shares held in his wife’s individual retirement account.
(8)	Includes 1,012 shares held in the 401(k) Plan.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board of Directors consists of seven members and is divided into three classes.  Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified.  The Nominating Committee of the Board of Directors selects nominees for election as directors.  Both of our nominees currently serve as directors.  Each nominee has consented to being named in this proxy statement and has agreed to serve if elected.  If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.  At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

The Board of Directors recommends a vote “FOR” the election of Thomas M. Sutherland and D. Mitch Ashlock.

Name	Age as of June 30, 2011	Year First Appointed Director	Year Term Expires

BOARD NOMINEES

Thomas M. Sutherland	59	2004	2014 (1)
D. Mitch Ashlock	54	2006	2014 (1)

DIRECTORS CONTINUING IN OFFICE

Harold F. Glass	69	1978 (2)	2012
R.J. Breidenthal, Jr.	63	2008	2012
Billy E. Hixon	63	2005	2013
John G. Moody	59	1993	2013
R. Bradley Weaver	55	2011	2013
_________
(1)           Assuming election at the annual meeting.
(2)           Includes prior service on the Board of Directors of First Home Savings Bank.

Set forth below is the principal occupation of each nominee for director and each director continuing in office, as well as a brief description of the qualifications, attributes, skills and areas of expertise of each nominee or director that makes the director uniquely qualified to serve on First Bancshares’ Board of Directors.  All nominees and directors have held their present positions for at least five years unless otherwise indicated.

Thomas M. Sutherland serves as Vice Chairman of Commercial Bank, Parsons, Kansas, and as director of Kansas State Bank and Ottawa Bancshares, Inc., Ottawa, Kansas.  He served as our Chairman from 2005 until May 2011 and as our Chief Executive Officer from November 2008 until May 2011.  In addition to banking activities, Mr. Sutherland is an owner and operator of a group of Sutherlands retail lumber and home improvement stores.  He brings his extensive experience in business and management, as well as his knowledge of real estate and the Bank’s market area, to the Board.

D. Mitch Ashlock is President and Chief Executive Officer of First Federal of Olathe Bancorp, Inc. and First Federal Savings and Loan Association of Olathe.  Mr. Ashlock’s experience in the banking industry is a benefit to the Board of Directors.

Harold F. Glass is a partner of Millington, Glass & Love, a law firm located in Springfield, Missouri.  Mr. Glass provides the Board with legal expertise, in particular in the areas of real estate, corporate and Missouri law, and serves as our legal counsel.

R.J. Breidenthal, Jr. is a director of Security Bank of Kansas City, Kansas City, Kansas. He is the first cousin of Thomas M. Sutherland, another director.  Mr. Breidenthal brings extensive bank experience to the Board, having formerly served as the President of Security Bank, Kaw Valley Bancshares, and First Community Bancshares, all in Kansas City, Kansas.

Billy E. Hixon is a retired partner from regional CPA firm of BKD, LLP.  Mr. Hixon brings over 32 years of public accounting experience to the Board of Directors.  Mr. Hixon serves as the Audit Committee Financial Expert and is also knowledgeable on taxation.  He is also very familiar with the community we serve.

John G. Moody is a jurist. Mr. Moody provides the Board with legal expertise, in particular with respect to interpretation of laws and regulations, and Missouri law.  In addition, Mr. Moody has a great deal of business experience, gained through his legal practice, and in his capacity as an employee of the State of Missouri. He is also very familiar with the Bank’s market areas.

R. Bradley Weaver was appointed as our Chairman and Chief Executive officer effective May 20, 2011.  Mr. Weaver also was appointed as Chairman of the Board of Directors and Chief Executive Officer of the Savings Bank effective May 16, 2011. From 2008 until May 2011, Mr. Weaver was Senior Vice President Commercial Lending at BancorpSouth Bank in Springfield, Missouri. He previously held positions of increasing responsibility at Mid Missouri Bancshares, where he became President and Chief Executive Officer, and at UMB Financial Corporation, where he held the position of CEO with two community banks before holding the office of Regional President of UMB Bank n.a. Mr. Weaver is a resident of Springfield, Missouri.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Board of Directors

The Boards of Directors of First Bancshares and First Home Savings Bank conduct their business through Board and committee meetings.  The Boards of Directors meet monthly and hold additional special meetings as needed.  During the fiscal year ended June 30, 2011, the Board of Directors of First Bancshares held 12 meetings and the Board of Directors of First Home Savings Bank held 12 meetings.  No director of First Bancshares or First Home Savings Bank attended fewer than 75% of the total meetings of the Boards of Directors and committee meetings on which he served during this period.

Committees and Committee Charters

The Board of Directors of First Bancshares has standing Executive, Audit, Compensation and Nominating Committees, and has adopted written charters for each of these committees except the Executive Committee.   Copies of our Audit, Compensation and Nominating Committee charters are available on our website at www.fhsb.com.

Executive Committee

The Executive Committee consists of Messrs. Sutherland, Glass, Hixon and Weaver.  The Executive Committee meets for the purpose of acting as our long range planning committee and taking any and all actions it deems necessary or appropriate between regular meetings of the Board of Directors.  This Committee met 11 times during the year ended June 30, 2011.

Audit Committee

The Audit Committee consists of Messrs. Ashlock, Moody and Hixon.  This Committee meets for the purpose of reviewing our audit procedures and the report and performance of our independent auditor, and taking such other actions as are deemed necessary or appropriate by the Committee.  The Audit Committee has a charter which specifies its obligations and the Committee believes it has fulfilled its responsibilities under the charter.  Each member of the Audit Committee is “independent,” in accordance with the requirements for companies listed on Nasdaq.  The Board of Directors has determined that Billy E. Hixon meets the definition of “audit committee financial expert,” as defined by the SEC.  This Committee met four times during the year ended June 30, 2011.

Compensation Committee

Messrs. Glass and Ashlock are the members of the Compensation Committee.  Each member of the Committee is independent in accordance with the requirements for companies listed on Nasdaq.  The Compensation Committee has a charter which specifies its obligations and the Committee believes it has fulfilled its responsibilities under the charter.  The Compensation Committee did not meet during the fiscal year ended June 30, 2011 because increases in executive compensation were not contemplated.

The Compensation Committee’s primary purpose is to oversee our compensation policies and their specific application to our Chief Executive Officer, President, Senior Lender and Chief Financial Officer.   The Committee is also responsible for reviewing the goals and objectives of our compensation plans, and administering these plans.   The Committee evaluates on an annual basis the performance of our Chief Executive Officer, President, Senior Lender and Chief Financial Officer and makes compensation recommendations to the full Board of Directors.   In addition, the Compensation Committee reviews the Chief Executive Officer’s evaluation of executive management and compensation recommendations.  The Committee is also responsible for reviewing director compensation.  The Compensation Committee has the authority to retain compensation consultants to assist in the evaluation of the compensation of the directors, Chief Executive Officer, President, Senior Lender and Chief Financial Officer or other experts deemed necessary by the Committee.

Nominating Committee

The Board of Directors also has a Nominating Committee, currently consisting of Messrs. Ashlock, Breidenthal, Hixon, Moody and Glass, for selecting the nominees for election as directors.   Each member of the Committee is independent in accordance with the requirements for companies listed on Nasdaq.  The Nominating Committee met one time during the year ended June 30, 2011.

Only those nominations made by the Committee or properly presented by stockholders will be voted upon at the annual meeting.  In its deliberations for selecting candidates for nominees as director, the Nominating Committee considers the candidate’s knowledge of the banking business and involvement in community, business and civic affairs.  The Committee does not specifically consider diversity.  In searching for qualified director candidates to fill vacancies in the Board of Directors, the Committee solicits its current Board of Directors for names of potentially qualified candidates.  Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates.  The Committee would then consider the potential pool of director candidates, select the candidate the Committee believes best meets the then-current needs of the Board of Directors, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of First Bancshares.  The Committee will consider director candidates recommended by our stockholders.  If a stockholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of the Board of Directors, in the same manner in which the Committee would evaluate its nominees for director.  For a description of the proper procedure for stockholder nominations, see “Stockholder Proposals” in this Proxy Statement.

Corporate Governance

We are committed to establishing and maintaining high standards of corporate governance.  The Board of Directors is cognizant of its responsibility to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and Nasdaq rules regarding corporate governance.  The Board of Directors and its committees will continue to evaluate and improve our corporate governance principles and policies as necessary and as required.

Director Independence.  First Bancshares’ common stock is listed on the Nasdaq Global Market.  In accordance with Nasdaq requirements, at least a majority of First Bancshares’ directors must be independent directors.  The Board of Directors has determined that five of its seven directors are independent, as defined by Nasdaq.  Directors Ashlock, Breidenthal, Hixon, Moody and Glass are all independent.

Leadership Structure.  The positions of Chairman of the Board and Chief Executive Officer are held by the same person; however, a separate individual serves as our President.  We do not have a lead independent director.  The Board believes this structure is appropriate for First Bancshares because of the current Chairman’s level of experience in managing large business, while allowing the President to focus on the day-to-day business of First Home Savings Bank.

Board Involvement in Risk Management Process.  Risk management is the responsibility of management and risk oversight is the responsibility of the Board.  The Board administers its risk oversight function principally through the division of responsibility within its committee structure, with each board committee being responsible for overseeing risk within its area of responsibility.  Significant risk oversight matters considered by the committees are reported to and considered by the Board.  Some significant risk oversight matters are reported directly to the Board, including matters not falling within the area of responsibility of any committee.  Types of risk with the potential to adversely affect First Bancshares include credit, interest rate, liquidity, compliance risks, and risks relating to our operations and reputation.

Directors keep themselves informed of the activities and condition of First Bancshares and of the risk environment in which it operates by regularly attending Board and assigned Board committee meetings, and by review of meeting materials, auditors’ findings and recommendations, and supervisory communications.  Directors stay abreast of general industry trends and any statutory and regulatory developments pertinent to First Bancshares and First Home Savings Bank by periodic briefings by senior management, counsel, auditors or other consultants, and by more formal director education.

The Board ensures that all significant risk-taking activities are covered by written policies that are communicated to appropriate employees.  The policies are formulated to further our business plan in a manner consistent with safe and sound practices.  The Board ensures that all such policies are monitored by senior management to make certain that they conform with changes in laws and regulations, economic conditions, and First Bancshares’ and the Bank’s circumstances.  The policies are implemented by senior management who develop and maintain procedures, including a system of internal controls, designed to foster sound practices, to comply with laws and regulations, and to protect First Bancshares against external crimes and internal fraud and abuse.

Management regularly provides the Board and its various committees with a significant amount of information regarding a wide variety of matters affecting First Bancshares.  This includes senior management reports to the Board.  These reports present information in a form meaningful to members of the Board, who recognize that the level of detail and frequency of individual senior management reports will vary with the nature of risk under consideration and First Bancshares’ and the Bank’s unique circumstances.  Matters presented to the Board and Board committees generally include information with respect to risk.  The Board and Board committees consider the risk aspects of such information and often request additional information with respect to issues that may involve risk to First Bancshares.  The Board and Board committees also raise risk issues on their own initiative.

The Board has established a mechanism for independent third party review and testing of compliance with policies and procedures, applicable laws and regulations, and the accuracy of information provided by senior management.  This is accomplished, for example, by an outside firm functioning as internal auditor, and the compliance officer and the chief credit officer reporting directly to the Audit Committee.  In addition, an external audit is performed. The Audit Committee reviews the auditors’ findings with senior management and monitors senior management’s efforts to resolve any identified issues and recommendations.  The Audit Committee provides regular reports of its activities to the Board.

The Board also reviews reports of inspection and examination or other supervisory activity, and any other material correspondence received from First Bancshares’ regulators.  Findings and recommendations, if any, are carefully reviewed, and progress in addressing such matters is routinely monitored.

Code of Ethics.   On August 25, 2004, the Board of Directors adopted the Officer and Director Code of Ethics.  The Code is applicable to each of First Bancshares’ directors and officers, including the principal executive officer and senior financial officers, and requires individuals to maintain the highest standards of professional conduct.  The Code was included as Exhibit 14 to First Bancshares’ Form 10-KSB for the year ended June 30, 2006.  A copy of the Code of Ethics is available upon request by contacting the Corporate Secretary, First Bancshares, Inc., P.O. Box 777, Mountain Grove, Missouri 65711.

Stockholder Communication With the Board of Directors.  The Board of Directors maintains a process for stockholders to communicate with the Board of Directors.  A stockholder may communicate with the Board of Directors or any individual director by mailing a written communication to the Corporate Secretary, First Bancshares, Inc., P.O. Box 777, Mountain Grove, Missouri 65711.  The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Annual Meeting Attendance by Directors.  All directors are requested to attend our annual meetings of stockholders.  All directors, with the exception of Mr. Sutherland, attended the 2010 annual meeting of stockholders.

Related Party Transactions

First Home Savings Bank, like many financial institutions, has followed a policy of granting loans to its officers, directors and employees on the security of their primary residences and also makes consumer loans to these persons.  These loans are made in accordance with all applicable federal requirements.  At June 30, 2011, loans to directors and executive officers, including immediate family members, totaled $102,500.  These loans (1) were made in the ordinary course of business, (2) were made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with First Home Savings Bank’s other customers and (3) did not involve more than the normal risk of collectibility or present other unfavorable features when made.

Mr. Harold F. Glass, a director of First Bancshares, is a partner with the law firm of Millington, Glass & Love, which serves as legal counsel for First Bancshares, First Home Savings Bank and its subsidiary.  In this capacity, Millington, Glass & Love was paid $67,020 in fees and expense reimbursement during the year ended June 30, 2011.  Of these fees and expense reimbursements, Mr. Glass’s interest was approximately $22,340.  These services were rendered on terms no less favorable to First Bancshares and First Home Savings Bank than those with unaffiliated third parties.

Mr. Thomas Sutherland, a director of First Bancshares, holds both executive and ownership positions in a number of entities involved in the sale of lumber and hardware, including related services.  During the year ended June 30, 2011, First Home Savings Bank purchased goods and contracted for services from four of these related entities, which totaled approximately $10,300.

DIRECTORS’ COMPENSATION

Directors’ Compensation

The following table shows the compensation paid to our non-employee directors for the year ended June 30, 2011.  Compensation paid to R. Bradley Weaver, our Chairman and Chief Executive Officer, and Thomas M. Sutherland, our former Chairman and Chief Executive Officer, is included in the section entitled “Executive Compensation.”  The directors did not receive any stock or option awards, non-equity plan compensation or non-qualified deferred compensation earnings.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)(1)	Total ($)

D. Mitch Ashlock	13,450	86	13,536
R.J. Breidenthal, Jr.	11,550	86	11,636
Harold F. Glass	12,650	4,691 (2)	17,341
Billy E. Hixon	14,700	86	14,786
John G. Moody	11,200	86	11,286
_________
(1)	Consists of life insurance premiums, unless noted otherwise.
(2)	Consists of health, dental and life insurance premiums.

Members of First Bancshares’ Board of Directors do not receive any fees.  Members of First Home Savings Bank’s Board of Directors currently receive a monthly retainer of $400 and a board attendance fee of $450 per Board of Directors meeting attended. Directors receive a fee of $350 for attendance at Executive Committee Meetings, and $250 for attendance at other committee meetings, except for attendance at loan committee meetings for which they receive a fee of $125.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows information regarding compensation for First Bancshares’ named executive officers: (1) R. Bradley Weaver, our principal executive officer; (2) Thomas M. Sutherland, our former principal executive officer; and (3) our three other most highly compensated officers, who are: Lannie E. Crawford, Dale W. Keenan and Ronald J. Walters. The named executive officers did not receive any bonus, stock or option awards, non-equity plan compensation or non-qualified deferred compensation earnings.

Name and Principal Position	Year	Salary ($)(1)	All Other Compensation ($)(2)	Total ($)

R. Bradley Weaver (3)	2011	20,192	1,706	21,898
Chairman and CEO

Thomas M. Sutherland (4)	2011	--	35,511	35,511
Former Chairman and CEO	2010	--	39,300	39,300

Lannie E. Crawford	2011	114,644	12,555	127,199
President	2010	110,337	11,547	121,884

Dale W. Keenan	2011	104,222	8,839	113,061
Executive Vice President	2010	100,306	8,479	108,785

Ronald J. Walters	2011	112,559	7,896	120,455
Senior Vice President, Treasurer and CFO	2010	108,331	6,680	115,011
________
(1)	Messrs. Crawford, Keenan and Walters did not receive salary increases in 2011; reflects one additional pay period compared to 2010.
(2)
For the year ended June 30, 2011, consists of the following: Board fees, country club dues and reimbursement of mobile phone bills for Mr. Weaver; Board fees (including a $20,000 retainer for serving as Chief Executive Officer) and life insurance premiums for Mr. Sutherland; employer 401(k) contribution, medical and dental premiums, life insurance premiums and use of a company-owned vehicle for Messrs. Crawford and Keenan; and medical and dental premiums, life insurance premiums and use of a company-owned vehicle for Mr. Walters.

(3)	Mr. Weaver was appointed as Chairman and Chief Executive Officer effective as of May 20, 2011.
(4)
Mr. Sutherland served as Chief Executive Officer from November 10, 2008 until May 20, 2011. At the time of his appointment, the Board voted to pay Mr. Sutherland a monthly Board retainer of $2,000 for his service as Chief Executive Officer.

Outstanding Equity Awards at Fiscal Year End

The following information with respect to outstanding options as of June 30, 2011 is presented for the named executive officers.  Option awards vest ratably over the five-year period from the grant date, with the first 20% vesting one year after the grant date.  The named executive officers had no equity incentive plan awards or stock awards outstanding.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

R. Bradley Weaver	--	--	--	--	--

Thomas M. Sutherland	02/22/06	1,000	--	17.50	02/22/16

Lannie E. Crawford	--	--	--	--	--

Ronald J. Walters	03/30/07	4,000	1,000	17.00	03/30/17

Dale W. Keenan	03/30/07	4,000	1,000	17.00	03/30/17

Potential Payments Upon Separation From Employment

First Bancshares’ 2004 Stock Option Plan and 2004 Management Recognition Plan provide for accelerated vesting of awards in the event of a change in control.  If a tender offer or exchange offer for First Bancshares’ common stock is commenced, or if a change in control occurs, all options granted and not fully exercisable will become exercisable in full upon the happening of that event.  With respect to unvested awards of restricted stock, at the election of the participant, the restricted period will lapse and all shares awarded as restricted stock will become fully vested in the participant to whom such shares were awarded.  If the participant does not make an election within 60 days following the tender offer, exchange offer or change in control, the shares will continue to vest in accordance with the other provisions of the award.  The 2004 Management Recognition Plan provides that if a participant incurs a termination of service by reason of death, disability or normal retirement after attainment of age 65, the restricted period with respect to the participant’s restricted stock will lapse.  The named executive officers did not have any restricted stock awards outstanding as of June 30, 2011. Although the named executive officers had unvested options outstanding as of June 30, 2011, the exercise price of these options exceeded the closing price of First Bancshares’ common stock on that date; therefore, the officers would not recognize any gain as a result of the accelerated vesting of the options.

AUDIT COMMITTEE MATTERS

Audit Committee Charter

The Audit Committee operates pursuant to a charter approved by our Board of Directors.  The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and First Bancshares’ audit process.  The charter sets out the responsibilities, authority and specific duties of the Audit Committee.  The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Committee to the independent auditor, the internal audit department and our management.

Audit Committee Report

The Audit Committee has issued the following report with respect to the audited financial statements of First Bancshares for the fiscal year ended June 30, 2011:

•	The Audit Committee has reviewed and discussed with management the fiscal 2011 audited financial statements;

•
The Audit Committee has discussed with McGladrey & Pullen, LLP, the independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
The Audit Committee has received the written disclosures and letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor its independence; and

•
Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the fiscal 2011 audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

Submitted by the Audit Committee of First Bancshares’ Board of Directors:

Billy E. Hixon
John G. Moody
D. Mitch Ashlock

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than ten percent of any registered class of First Bancshares’ common stock, to file reports of ownership and changes in ownership with the SEC and to provide copies of these reports to us.  Based solely on our review of the forms we have received and written representations provided to us, we believe that during the fiscal year ended June 30, 2011, all filing requirements applicable to our reporting officers, directors and greater than ten percent beneficial owners were properly and timely complied with.

AUDITOR

McGladrey & Pullen, LLP served as our independent auditor for the fiscal year ended June 30, 2011.  The Audit Committee of the Board of Directors has appointed McGladrey & Pullen as the independent auditor for the fiscal year ending June 30, 2012.  A representative of McGladrey & Pullen will be present at the annual meeting to respond to stockholders’ questions and will have the opportunity to make a statement if he or she so desires.

The following table sets forth the aggregate fees billed, or expected to be billed, to us by McGladrey & Pullen and RSM McGladrey, Inc. (an affiliate of McGladrey & Pullen, LLP) for professional services rendered for the fiscal years ended June 30, 2011 and 2010.

	Year Ended June 30,
	2011	2010

Audit Fees	$134,600	$145,661
Audit-Related Fees	--	--
Tax Fees	15,200	12,000
All Other Fees	--	--

The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent auditor in connection with its annual review of its charter.  Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Audit Committee.  If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting.  In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditors and whether the service could compromise the independence of the independent auditors.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the annual meeting other than those matters described above in this Proxy Statement.  However, if any other matters should properly come before the annual meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

We will bear the cost of solicitation of proxies, and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of First Bancshares’ common stock.  In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally or by facsimile or telephone without additional compensation.

A copy of First Bancshares’ Annual Report to Stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on September 6, 2011.  Any stockholder who has not received a copy of our Annual Report to Stockholders or would like to obtain a copy of our Annual Report on Form 10-K may do so, free of charge, by writing to Ronald J. Walters, Senior Vice President and Chief Financial Officer, First Bancshares, Inc., 142 East First Street, Mountain Grove, Missouri 65711.  Alternatively, this report is available free of charge on First Bancshares’ website at www.fhsb.com as soon as reasonably practicable after it is electronically filed with the SEC.  The Annual Report to Stockholders and the Annual Report on Form 10-K are not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting to be held in November 2012 must be received by us no later than May 30, 2012 to be considered for inclusion in the proxy materials and form of proxy relating to the meeting.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

Our Bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before an annual meeting, the stockholder must deliver notice of nominations and/or proposals to the Secretary of First Bancshares not less than 30 nor more than 60 days prior to the date of the annual meeting; provided that if less than 40 days’ notice of the annual meeting is given to stockholders, the stockholder’s notice must be delivered not later than the close of the tenth day following the day on which notice of the annual meeting was mailed to stockholders.  We anticipate that, in order to be timely, stockholder nominations or proposals intended to be made at this year’s meeting must be made by September 28, 2011.  As specified in our Articles of Incorporation, the notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including that person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain information regarding the stockholder giving the notice.  The notice with respect to business proposals to be brought before the meeting must state the stockholder’s name, address and number of shares of First Bancshares common stock held, and briefly discuss the business to be brought before the meeting, the reasons for conducting such business at the meeting and any interest of the stockholder in the proposal.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Shannon Peterson

SHANNON PETERSON
SECRETARY

Mountain Grove, Missouri
September 27, 2011

[X]	PLEASE MARK VOTES
AS IN THIS EXAMPLE

REVOCABLE PROXY
FIRST BANCSHARES, INC.

ANNUAL MEETING OF STOCKHOLDERS
OCTOBER 28 , 2011

The undersigned hereby appoints Harold F. Glass and D. Mitch Ashlock, and either of them, with full power of substitution, as Proxies for the stockholder, to attend the Annual Meeting of the Stockholders of First Bancshares, Inc., to be held at the Days Inn located at 300 East 19th Street, Mountain Grove, Missouri, on October 28, 2011 at 1:00 p.m., Central Time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the stockholder is entitled to vote upon the matter referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

		FOR	WITHHOLD	FOR ALL EXCEPT
1.	The election as director of all nominees listed (except as marked to the contrary below)	[ ]	[ ]	[ ]

Thomas M. Sutherland
D. Mitch Ashlock

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

NOTE: In their discretion, upon such other matters as may properly come before the meeting, or any adjournments thereof.

Please be sure to sign and date this Proxy in the box below.		THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSAL.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

THIS PROXY WHEN PROPERLY EXECUTED,WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDERS OF RECORD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES.
Date

Sign Above

Detach above card, sign, date and mail in postage paid envelope provided.

FIRST BANCSHARES, INC.

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as your name appears on this card.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.